Exhibit 99.1

FOR IMMEDIATE RELEASE

Item 9 Labs Corp. Reports Record FY 2021 Annual Financial Results with Revenue Growth of 170% to $21.9 Million Revenue

-	Cultivation, Production and Processing Expansion Ongoing in Arizona and Nevada
-	Unity Rd. Brand Accelerates Ramp by Signing Ten Agreements for National Cannabis Dispensary Franchise Expansion
-	Management to Host Conference Call and Webcast to Discuss Key Operational and Financial Highlights Today at 2:00 p.m. ET

PHOENIX (January 18, 2022) – Item 9 Labs Corp. (OTCQX: INLB) (the "Company")—a vertically integrated cannabis dispensary franchisor and operator that produces premium, award-winning products—today reported operating and financial results for the 12 months ended September 30, 2021, the Company's fiscal year 2021 ("FY2021"). Item 9 Labs Corp. management will be hosting an earnings results call today, January 18, at 2:00 p.m. Eastern time (11:00 a.m. Pacific time); details are provided below.

Key Financial Highlights for FY2021 (compared with FY2020)

-	Revenue increased 170% to $21.9 million
-	Gross profit increased 161% to $8.6 million
-	Gross margin remained flat at approximately 40%
-	Operating loss of $5.6 million compared with operating loss of $5.4 million
-	Operating expenses as a percentage of revenue declined to 65% from 107%
-	Net loss of $10.9 million compared with net loss of $12.3 million
-	Net loss included $5.3 million ($700,000 cash) of interest expense compared with $7.0 million ($450,000 cash)
-	Adjusted EBITDA loss of $1.7 million (compared with adjusted EBITDA loss of $2.5 million)

Key Business Highlights During and Subsequent to FY2021

-	Won Seven First Place Awards for Product Excellence in 2021: The Company’s premium cannabis product brand, Item Nine Labs, secured its first Cannabis Cup—the most prestigious milestone that cannabis brands strive for worldwide—taking home first place in the “vape pens” category with its Black and Blue Kush Broad Spectrum Cartridge and third place in the “pre-rolls” category with its Do-Si-Do strain. The elevated mainstream brand also earned two first-place awards, two second-place awards and one third-place award for its high-quality vape and concentrate products at the 710 Degree Cup and three first-place awards at the Errl Cup—Arizona’s largest and longest-running annual cannabis festivals and awards events. All told, the decorated brand has earned 23 awards in product competitions since its inception, including 14 first-place finishes.

-	Secured $19 Million Construction-Financing Loan from Pelorus Equity Group for Expansion of Cultivation & Lab Sites in Arizona & Nevada: The financing is funding master site expansion in Arizona, including acquisition of the 45 acres of adjacent land next to the Company’s existing 19,200 square foot facility. Capacity of the Company’s Arizona operations, once all expansion is complete, is expected to be enhanced by 31x. Pelorus Equity Group is a leading provider of value-add bridge commercial real estate loans to cannabis businesses and owners with cannabis-related real estate.

-	Executed Asset Purchase Agreement for a Colorado Dispensary Kickstarts National Growth Plan: Item 9 Labs Corp. plans to aggressively expand its dispensary franchise, Unity Rd., by acquiring and converting cannabis retail stores, training the local team and selling the business to new and existing Unity Rd. franchise partners. As the Company seeks to keep dispensary ownership local, this growth strategy offers turnkey investment opportunities for prospective cannabis entrepreneurs. In October, Item 9 Labs Corp. executed an Asset Purchase Agreement for an existing dispensary license and storefront in Adams County, Colorado. This will be the first corporate-owned shop under the Unity Rd. brand. Currently, the Company is awaiting regulatory approval by Colorado's Marijuana Enforcement Division (the "MED") and expects the shop to be operational in the first half of 2022. Item 9 Labs Corp. plans to operate the store for 6-18 months and utilize it for franchise partner and team training as well as tours with prospective franchise partners.

-	Expanded Footprint of Unity Rd. Dispensary Franchise into New England: Item 9 Labs Corp. signed agreements with entrepreneurial groups for development in New Jersey and Virginia and is currently assisting the New Jersey groups in submitting their dispensary license applications in March. The Company also signed a lease in Maine for the state’s first Unity Rd. shop and is awaiting license approval from the state.

-	Signed First Unity Rd. Agreement in South Dakota: Unity Rd. kicked off local expansion in South Dakota with the signing of an agreement that will bring the brand's first shop to the Mount Rushmore State. The retailer has partnered with local serial entrepreneur BJ Olson and his business partner to develop at least one Unity Rd. shop and is currently guiding them through the state's dispensary license process.

-	Joined the International Franchise Association (IFA), Solidifying Position as First Cannabis Dispensary Franchise to Become Members: Utilizing the franchise business model for national development, Unity Rd. continues to blaze trails by becoming the first brand of its kind to be named an IFA member. The organization’s membership base includes more than 1,000 franchise brands across 300 industries, and Unity Rd. is currently the sole franchise model to represent the plant-touching cannabis space.

-	Enhanced Board of Directors with Two Independent Appointments: Item 9 Labs Corp. recently named Eric C. Kutscher, Pharm. D., M.B.A., F.A.S.H.P., and Lawrence X. Taylor to its Board of Directors. Kutscher and Taylor bring a combined 55-plus years of experience across patient-centered healthcare, leadership, M&A and strategic planning. Their appointments demonstrate the Company’s focus on strengthening its corporate governance through more independent directors.

-	Bolstered Franchise and Marketing Teams with Key Hires to Support Company Growth: Throughout the second half of 2021, Item 9 Labs Corp. made several strategic management hires to support national franchise expansion of Unity Rd. and accelerate momentum across the franchise and Item Nine Labs products: Mike Keskey II as General Counsel, Kristen Mathis as Vice President of Marketing, Tracy Timko as Director of Franchise Support, Erica Tarnowski as Franchise Development Manager, and Emily Gritti as Senior Manager of Trade Marketing & Events.

Management Commentary

Item 9 Labs Corp.’s Chief Executive Officer, Andrew Bowden, stated, “Our company has never been in a better position. With Arizona’s adult-use sales going live in January 2021, our products and brand have been gaining tremendous traction. We have grown to $2 million in revenue per month and solidified our spot in Arizona as one of the top brands in every dispensary we sell through, which is more than 50% of Arizona’s dispensaries. The state’s combined adult-use and medical markets have continuously grown each month and surpassed $1 billion in annual sales in November. With expansion underway at our Arizona site that will add 45,000 square feet, we will be in a position to meet this increased demand in the second half of 2022 with our additional cultivation, production, and processing space.”

Item 9 Labs Corp.’s Chief Strategy Officer, Jeffrey Rassas, commented, “Our cannabis dispensary franchise, Unity Rd., is already gaining strong traction and our team is executing a strategic initiative to expand the brand’s footprint from coast to coast. We have a national acquisition plan to accelerate expansion and began executing a couple months ago with our first deal in Adams County, Colorado. We have a robust pipeline of opportunities across a wide range of appealing states and expect to make further announcements over the next few months. There are a tremendous amount of synergies we gained from the acquisition of Unity Rd.’s parent company, OCG Inc., including expanded business offerings and expertise, operational efficiencies, cost savings and revenue upside.”

Item 9 Labs Corp.’s Chief Financial Officer, Bobby Mikkelsen, commented, “With our 170% annual growth in revenue to $21.9 million, we have demonstrated the scalability of our business throughout fiscal year 2021 and saw growth and profitability in the second and third quarters. In the fourth quarter and through the end of December 2021, we have made additional hires, continued development of our Nevada site and began construction on our site in Arizona, which has caused our expenses to rise. While we build out our capabilities and bolster our team for future growth, we are confident in the greater demand and believe we are strengthening our position for increased business in Arizona.”

Arizona Master Cultivation Site Expansion

In November, Item 9 Labs Corp. broke ground on the initial phase of the master expansion of its Coolidge, Arizona cultivation & lab site. $13.5 million of the proceeds from the Pelorus loan will go toward this initial buildout, which more than doubles current operations space. As part of the expansion, the Company recently acquired the neighboring 45 acres of the site. At 50 acres, the site is one of the largest properties in Arizona that is zoned to grow and cultivate flower. The initial development phase is estimated to be completed in Summer 2022 and includes the construction of three steel buildings and two greenhouses – adding 9,600 square feet for indoor cultivation, 9,600 square feet of lab and packaging and a 9,600 square foot head house to support the addition of the two 18,000 square foot greenhouses.

With this initial expansion phase, the Company expects to increase output of cannabis plant material by 250-300%, with a per unit cost reduction of at least 30%. Further, the additional greenhouses will reduce reliance on third-party sourced material for lab productions by 40-50%. Expansion of the existing lab allows for the addition of more state-of-the-art equipment for all extraction processes, which will support product diversification.

Nevada Cultivation Site Expansion

The remaining proceeds from the Pelorus loan are to complete the Company’s 20,000 square foot facility in Pahrump, Nevada that is currently approximately 85% finished. The expansion includes 4,450 square feet for flower, 990 square feet of vegetation space, 400 square feet for clones, 300 square feet for dry curing and 615 square feet of space for genetics. The facility also includes more than 2,500 square feet of post-processing and lab space, along with the opportunity for a joint venture with a 1,100 square foot commercial kitchen. The remainder of the building is ancillary rooms such as water rooms, offices, locker rooms and break rooms. Item 9 Labs Corp. anticipates the Nevada facility will be operational in Spring 2022.

Financial Results for FY2021 Ended September 30, 2021

-	Revenue: For the 12 months ended September 30, 2021, revenue was $21.9 million, an increase of $13.8 million, or 170%, compared with $8.1 million for the 12 months ended September 30, 2020. This growth was primarily driven by the Company investing in increased production capacity to better meet the market demand of Item Nine Labs products.

-	Gross Profit: For the 12 months ended September 30, 2021, gross profit was $8.6 million, an increase of $5.3 million, or 161%, compared with $3.3 million for the 12 months ended September 30, 2020. The resulting gross margin was 39%, compared with 41% for the 12 months ended September 30, 2020. The Company experienced lower gross profit margins in the fourth quarter of 2021 due to price reductions as competition rises in Arizona. Additionally, to deepen the market penetration of Item Nine Labs products, the Company sourced plant and extract materials from third parties, the effect of which is higher gross profit, but lower gross margin.

-	Total Operating Expenses: For the 12 months ended September 30, 2021, total operating expenses were $14.2 million, an increase of $5.5 million, or 63%, compared with $8.7 million for the 12 months ended September 30, 2020. The Company has invested heavily into FY2021 and 2022 to meet growing demand in Arizona as well as funding the build out of its cultivation and lab site in the Grand Canyon State. Management believes this will improve earnings and future cash position. Operating expenses as a percentage of revenue decreased to 65% from 107%, reflecting the Company's focus on increasing revenue and scaling its platform more efficiently. Management believes this ratio will decrease going forward as it scales the business.

Of note, $7.8 million of the Company's operating expenses for the 12 months ended September 30, 2021 were non-cash expenses, including depreciation, amortization and stock-based compensation.

Of note, $3.9 million of interest expense in 2021 is non-cash amortization of the debt discount.

-	Operating Loss: For the 12 months ended September 30, 2021, operating loss was $5.6 million, in-line with an operating loss of $5.4 million for the 12 months ended September 30, 2020.

-	Adjusted EBITDA: After adding back non-cash operating expenses, depreciation and amortization, interest and stock-based compensation, Adjusted EBITDA for the 12 months ended September 30, 2021 was $1.7 million, as compared with an Adjusted EBITDA loss of $2.5 million for the 12 months ended September 30, 2020.

-	Net Loss: For the 12 months ended September 30, 2021, net loss attributable to the Company was $10.9 million, or net loss of ($0.14) per share, compared with a net loss of $12.3 million, or ($0.20) per share, for the 12 months ended September 30, 2020.

-	Cash: Cash and cash equivalents totaled $1.5 million as of September 30, 2021.

Conference Call and Webcast Information – Tuesday, January 18, 2022 at 2:00 p.m. ET (11:00 a.m. PT)

Item 9 Labs Corp.’s Chief Executive Officer Andrew Bowden and Chief Financial Officer Bobby Mikkelsen will host the Company's FY2021 results call.

-	Date: Tuesday, January 18, 2022

-	Time: 2:00 p.m. Eastern time (11:00 a.m. Pacific time)

-	Access by Zoom: A live and archived webcast will be available via Sequire, click on this webcast link to register or access the replay.

-	Access by Phone: Please call the conference telephone number 10-15 minutes prior to the start time:
o	Dial-in number: 346-248-7799
o	Meeting ID: 94813716572
o	Passcode: 562012

-	Questions: Please submit questions to investors@item9labs.com before the presentation begins. The management team will do their best to answer all questions.

	Years Ended September 30,
	2021	2020
Net loss	$(10,905,772)	$(12,299,657)
Depreciation and amortization	1,220,847	907,556
Interest expense	5,295,349	6,959,705
Stock-based expense	2,404,671	1,729,910
Acquisition related expenses	273,432	243,755
Income tax benefit	—	(85,984)
Adjusted EBITDA	$(1,711,473)	$(2,544,715)

About Item 9 Labs Corp.

Item 9 Labs Corp. (OTCQX: INLB) is a vertically integrated cannabis operator and dispensary franchisor delivering premium products from its large-scale cultivation and production facilities in the United States. The award-winning Item 9 Labs brand specializes in best-in-class products and user experience across several cannabis categories. The company also offers a unique dispensary franchise model through the national Unity Rd. retail brand. Easing barriers to entry, the franchise provides an opportunity for both new and existing dispensary owners to leverage the knowledge, resources, and ongoing support needed to thrive in their state compliantly and successfully. Item 9 Labs brings the best industry practices to markets nationwide through distinctive retail experience, cultivation capabilities, and product innovation. The veteran management team combines a diverse skill set with deep experience in the cannabis sector, franchising, and the capital markets to lead a new generation of public cannabis companies that provide transparency, consistency, and well-being. Headquartered in Arizona, the company is currently expanding its operations space up to 640,000+ square feet on its 50-acre site, one of the largest properties in Arizona zoned to grow and cultivate flower. For additional information, visit item9labscorp.com.

Use of Non-GAAP Financial Measures

To supplement the Company's financial statements presented on a GAAP basis, Item 9 Labs Corp. provides Adjusted EBITDA as a supplemental measure of its performance. To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, Item 9 Labs Corp. supplements its consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with Adjusted EBITDA as a non-GAAP financial measure of earnings. Adjusted EBITDA represents EBITDA plus stock-based compensation and acquisition related expenses. Item 9 Labs Corp. management uses Adjusted EBITDA as a financial measure to evaluate the profitability and efficiency of the business model. The Company uses these non-GAAP financial measures to assess the strength of the underlying operations of the business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze its operations between periods and over time. Item 9 Labs Corp. finds this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider its non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, including, but not limited to, risks and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, proposed transactions that are not legally binding obligations of the company and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact:
Item 9 Labs Corp.
Jayne Levy, VP of Communications
Email: Jayne@item9labs.com

Investor Contact:
Item 9 Labs Corp.
800-403-1140
Email: investors@item9labs.com

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